Exhibit 10.27

$15,000,000 Yen Denominated

CREDIT AGREEMENT

Dated as of December 29, 2003

Between

OCULAR SCIENCES K.K.

and

WELLS FARGO HSBC TRADE BANK N.A.

i

CREDIT AGREEMENT

Dated as of December 29, 2003

OCULAR SCIENCES K.K., a Japanese corporation, and WELLS FARGO HSBC TRADE BANK N.A. agree as follows (with certain terms used herein being defined in Article 9):

ARTICLE 1

CREDIT FACILITY

Section 1.01           Commitment to Lend.  Upon the terms and subject to the conditions of this Agreement, the Bank agrees to make, from time to time during the period from the Agreement Date through the Termination Date, one or more Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any one time outstanding the Commitment at such time.

Section 1.02           Manner of Borrowing.

(a)           The Borrower shall give the Bank notice (which shall be irrevocable) no later than 2:00 p.m. (California time) on the third Business Day before the requested date for the making of any Loan (such third Business Day being called the “Notification Date”).  Each such notice of borrowing shall be in the form of Schedule 1.02 and shall specify (a) the requested date for the making of the requested Loan, which shall be a Business Day, (b) the account to which proceeds of the Loan will be remitted, (c) the Maturity Date for such Loan requested pursuant to Section 1.04, and (d) the amount of such Loan, the Dollar Equivalent of which (determined as of the Notification Date) shall not be less than $500,000 (unless the requested Loan is for the entire undrawn amount of the Commitment then available for borrowing hereunder).  Not later than the second Business Day before the requested date for the making of such Loan, the Bank will determine the Dollar Equivalent of the amount of the requested Loan as of the Notification Date, and notify the Borrower if (i) the requested amount of the Loan would exceed the undrawn Commitment (determined as of the Notification Date, but assuming that all other Loans which are scheduled to mature on or prior to the date requested for the making of such Loan will be duly repaid), whereupon the amount of the requested Loan will be reduced to the undrawn Commitment, and (ii) the Bank is unable to accept the Borrower’s requested Maturity Date due to its inability to obtain funding for the relevant maturity on commercially reasonable terms, the Bank shall promptly inform the Borrower of such fact and shall provide Borrower with information respecting the terms that the Bank could in fact obtain with respect to the proposed Loan (which terms Borrower may accept or reject in the exercise of its reasonable discretion).

(b)           Each Loan so requested shall be disbursed by the Bank not later than the requested date therefor (Tokyo time) in Yen in funds immediately available to the Borrower by credit to an account of the Borrower as shall have been specified in the applicable notice of borrowing and as shall be acceptable to the Bank; provided that the Borrower hereby irrevocably directs the Bank to apply the proceed of any Loan to any amounts then due hereunder (including any unpaid principal amount of and interest accrued on any other Loan maturing on or prior to the date of disbursement of such Loan).

Section 1.03           Interest.

(a)           Rates.  Unless an Event of Default is continuing, each Loan and each other amount due and payable under the Borrower Loan Documents shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the applicable Adjusted Euroyen Rate for the Interest Period plus 0.95%.  Any principal or interest on any Loan, and any other amount payable under the Loan Documents, which is not paid when due, and during an Event of Default, shall bear interest at a rate per annum equal to the applicable Post-Default Rate (whether before or after judgment).

(b)           Payment.  Interest shall be payable, (a) in the case of any Loan, (i) on the last day of the Interest Period (and, if the duration of an Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period), (ii) when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due, and (b) in the case of all other amounts due and payable under the Borrower Loan Documents, promptly on demand.  Interest at the Post-Default Rate shall be payable on demand.

(c)           Maximum Interest Rate.  Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent Loans, to the extent less than the maximum amount permitted for such Loans by the Maximum Permissible Rate, shall be increased by the unpaid amount of any other Loan.  Any interest actually received for any Loan in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans in the inverse order of maturity.

Section 1.04           Repayment.  Unless required to be repaid earlier pursuant to the terms of this Agreement, each Loan shall be repaid by Borrower in full on the Maturity Date.  The Maturity Date for each Loan shall be approximately the same day as the date of making the Loan in the first, second, third, or sixth calendar months after the date of the making of such Loan as may be requested by the Borrower in a notice of borrowing; provided that if the Maturity Date would not otherwise be a Business Day, such day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case Maturity Date shall be the next preceding Business Day.

Section 1.05           Prepayments.  The Borrower acknowledges that the Bank may enter into currency and/or interest rate swap agreements in order to fund the Loans, the termination of which may result in substantial costs.  Accordingly, the Borrower agrees that it shall have no voluntary right to repay or prepay any Loan in whole or in part prior to the Maturity Date, and that in the event any Loan is repaid or prepaid (whether by acceleration prior to the maturity or any other reason) in whole or in part prior to the Maturity Date, the Borrower shall compensate the Bank for any losses, costs, or expenses pursuant to Section 7.04.

Section 1.06           Evidence of Indebtedness.  The Loans and the Borrower’s obligation to repay the Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, a single Note, and the records of the Bank.  The Bank shall be authorized to make notations on the Note to reflect borrowings and payments (and shall provide Borrower with copies of such notations promptly after making the same).  The notations and records of the Bank shall be conclusive evidence of the Loans and accrued interest thereon and of all payments made in respect thereof, absent manifest error.

Section 1.07           Facility Fee.  The Borrower shall pay the Bank a facility fee of $20,000 on the closing date of the initial Loan under this Agreement.

Section 1.08           Computation of Interest.  Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to and including the last day thereof.

Section 1.09           Payments by the Borrower.

(a)           Time, Place and Manner.  All payments due to the Bank under the Borrower Loan Documents shall be made to the Bank at the Bank’s Office or at such other address as the Bank may designate by notice to the Borrower.  All such payments shall be made for the account of the Lending Office.  A payment shall not be deemed to have been made on any day unless such payment has been received by the Bank, at the required place of payment, in Yen (or such other currency as may be specified herein) in funds immediately available to the Bank on such day.

(b)           No Reductions.  The Borrower represents and warrants to the Bank that all payments by the Borrower will be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivisions in or of the United States of America, Japan, or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States of America or such other jurisdiction is a member at the time of payment, except for any Japanese withholding Taxes imposed at a rate not exceeding 10% on each payment of the facility fee and interest to the extent required to be withheld or deducted under Applicable Law.

(c)           Grossing-up of Payments.  If the Borrower, the Bank or any other person or entity is required by law to make any deduction or withholding on account of any such tax from any sum paid or payable by the Borrower to the Bank hereunder (excluding, in the case of the Bank, taxes that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Bank (including, without limitation, a connection arising from Bank being or having been a citizen or resident of such jurisdiction or being or having been treated as a resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from Bank having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement):

(i)            the Borrower shall notify the Bank of any such requirement or any change in any requirement as soon as the Borrower becomes aware of it;

(ii)           the Borrower shall pay any such tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Bank on behalf of and in the name of Bank) for the Bank’s account;

(iii)          The sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Bank receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

Within thirty (30) days after payment of any sum from which it is required by law to make any deductions or withholding and within thirty (30) days after the due date of payment of any tax which it is required by Applicable Law to pay, the Borrower shall deliver to the Bank any original vouchers or receipts, or certified copies of such vouchers or receipts, evidencing payment of such withholding tax and any other documents or information relating to such payments received by the Borrower from governmental authorities in the country levying such withholding taxes.

(iv)          Notwithstanding the foregoing, (i) the Borrower shall not be required to gross up any Japanese withholding Taxes imposed at a rate not exceeding 10% on each payment of interest and the facility fee to the extent required to be withheld or deducted under Applicable Law, provided that the Borrower has complied with all of the requirements of the foregoing clauses of this Section 1.09(c), and (ii) Borrower shall not be required to gross up or pay any amount with respect to any interest and penalties to the extent any such interest and penalties arise from the Bank’s failure to notify Borrower within a reasonable period of time after receiving final notification from a taxing authority that Taxes are due.

(v)           If Borrower is required to pay additional amounts to or for the account of Bank pursuant to this Section 1.09(c),  then the Bank will, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not materially disadvantageous to, and will not cause unreasonable hardship to, the Bank.

(d)           Authorization to Charge Accounts.  The Borrower hereby authorizes the Bank, if and to the extent any amount payable by the Borrower under the Borrower Loan Documents is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower with the Bank or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

(e)           Extension of Payment Dates.  Whenever any payment to the Bank under the Borrower Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day, unless such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Business Day.  If the date any payment under the Borrower Loan Documents is due is extended (whether by operation of any Borrower Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

ARTICLE 2

CONDITIONS TO LOANS

Section 2.01           Conditions to Initial Loan.  The obligation of the Bank to make the initial Loan is subject to its receipt of each of the following, and, in the case of the materials referred to in clauses (a), (b), (c), (f), (g) and (j), certified in a manner satisfactory to the Bank:

(a)           Copies of the Articles of Incorporation of the Borrower (or copies of the analogous documents from the Borrower’s jurisdiction of organization) and minutes of the meeting of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, in form and substance satisfactory to the Bank (See Schedule 2.01(a));

(b)           Incumbency certificates and certified resolutions, articles of incorporation and bylaws from the Secretary or Assistant Secretary of Guarantor, in form and substance satisfactory to the Bank (See Schedule 2.01(b));

(c)           Certificate from a Director of the Borrower and Certificate from an officer of the Guarantor, in the form of Schedule 2.01(c);

(d)           an opinion of Fenwick and West LLP, counsel for the Borrower and the Guarantor, in the form of Schedule 2.01(d);

(e)           an opinion of Anderson Mori, counsel to the Borrower, in the form of Schedule 2.01(e);

(f)            Certificate in the form of Schedule 2.01(f) from the appropriate officer of each Loan Party;

(g)           Unqualified good standing certificates from the Delaware and California Secretaries of State certifying that Guarantor is in good standing and has paid all franchise and other taxes;

(h)           the duly executed Note and the duly executed Guaranty and each of the other Loan Documents, each of which shall have been duly entered into and be in full force and effect;

(i)            a copy of the duly executed Second Amendment to the Parent Credit Agreement in the form of Exhibit B attached hereto, which shall have been duly entered into and be in full force and effect;

(j)            a copy of the duly executed Third Amendment to the Parent Credit Agreement in the form of Exhibit C attached hereto, which shall have been duly entered into and be in full force and effect;

(k)           Fax Transmission and Acceptance of Requests, Instructions, Documents and Information, duly executed by the Borrower.

(l)            payment of  the facility fee in accordance with Section 1.07.

Section 2.02           Conditions to Each Loan.  The obligation of the Bank to make each Loan, including the initial Loan, is subject to the determination of the Bank, in its sole and absolute discretion, that each of the following conditions has been fulfilled to the reasonable satisfaction of the Bank:

(a)           the Bank shall have received a notice of borrowing with respect to such Loan complying with the requirements of Section 1.02;

(b)           each Loan Document Representation and Warranty shall be true and correct at and as of the time such Loan is to be made, both with and without giving effect to such Loan and all other Loans to be made at such time and to the application of the proceeds thereof;

(c)           no Default shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time or from the application of the proceeds thereof;

(d)           the Bank shall have received such materials as it may have requested pursuant to Section 5.01(c);

(e)           such Loan will not contravene any Applicable Law;

(f)            all legal matters incident to such Loan and the other transactions contemplated by the Loan Documents shall be reasonably satisfactory to the Bank and its legal counsel, in each case acting in good faith; and

(g)           upon the making of such Loan, the aggregate unpaid principal of all Loans will not exceed the Commitment.

(h)           the Guaranty Agreement is in full force and effect and the Guarantor is in full compliance with all of the covenants thereunder.

(i)            the unpaid principal and interest of any Loan hereunder maturing on or prior to the date of disbursement of such Loan has been paid in full.

Except to the extent that the Borrower shall have disclosed in the notice of borrowing, or in a subsequent notice given to the Bank prior to 5:00 p.m. (California time) on the Business Day before the requested date for the making of the requested Loans, that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of such Loans, the Borrower shall be deemed to have made a Representation and Warranty as of the time of the making of such Loans that the conditions specified in such clauses have been fulfilled as of such time.  No such disclosure by the Borrower that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of the requested Loans shall affect the right of the Bank to not make the Loans requested to be made by it if, in the Bank’s determination, such condition has not been fulfilled at such time.

ARTICLE 3

CERTAIN REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and to make each Loan, the Borrower represents and warrants as of the date hereof and on each day of subsequent borrowing, as follows:

Section 3.01           Organization; Power; Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, and has the corporate power and authority to own its properties and to carry on its businesses as now being and hereafter proposed to be conducted.  The principal place of business of the Borrower is located at 1-3 Marunouchi 1-chome, Chiyoda-ku, Tokyo,  Japan.

Section 3.02           Subsidiaries.  As of the Agreement Date, the Borrower has no Subsidiary.  Any references to Borrower in Articles 3, 4, 5 and 6 of this Agreement shall be read as references to the Borrower and any Subsidiaries of the Borrower that may from time to time exist.

Section 3.03           Authorization; Enforceability; Required Consents; Absence of Conflicts.  The Borrower has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) on the part of the Borrower to authorize it, to execute, deliver and perform in accordance with their respective terms the Borrower Loan Documents and to borrow hereunder in the unused amount of the Commitment.  This Agreement has been, and each of the other Borrower Loan Documents when delivered to the Bank will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The execution, delivery and performance in accordance with their respective terms by the Borrower of the Borrower Loan Documents, and each borrowing hereunder, whether or not in the amount of the unused Commitment, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any Subsidiary or any consent or approval of the stockholders of the Borrower, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to further review or appeal, are in full force and effect and, in the case of any such required under any Applicable Law or Contract as in effect on the Agreement Date, are listed on Schedule 3.03, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any of the Loan Party under, (i) any Contract to which any Loan Party is a party or by which the any Loan Party or any of their respective properties may be bound or (ii) any Applicable Law binding upon any Loan Party or any of their respective properties.

Section 3.04           Litigation.  Except as set forth on Schedule 3.04, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Borrower, is there any basis therefor) against or in any other way relating to or affecting (a) any Loan Party or any of such Loan Party’s businesses or properties or (b) any Loan Document, except actions, suits or proceedings that, if adversely determined, would not singly or in the aggregate, have a Materially Adverse Effect on (x) any Loan Party or (y) any Loan Document.

Section 3.05           Burdensome Provisions.  The Borrower is not a party to or bound by any Contract or Applicable Law, compliance with which would reasonably be expected to have a Materially Adverse Effect on (a) any Loan Party or  (b) any Loan Document.

Section 3.06           No Adverse Change or Event.  Since December 31, 2002, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower has occurred, and no other event has occurred or failed to occur, in any case that has had, or would reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on (a) any Loan Party or (b) any Loan Document.

ARTICLE 4

CERTAIN COVENANTS

From the Agreement Date and until the Repayment Date,

A.            THE BORROWER SHALL:

Section 4.01           Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability.

(a)           Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges necessary or desirable in the normal conduct of its business, (b) preserve and protect all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (c) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date, and in reasonably related fields, (d) comply with Applicable Law, (e) pay or discharge when due all Taxes and all Liabilities that would reasonably be expected to become a Lien on any of its properties, and (f) take all action and obtain all consents and Governmental

Approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 4.01 (other than clauses (a), in so far as it requires any Loan Party to preserve its corporate existence, (c) and (f)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 4.01, would not have a Materially Adverse Effect on (x) any Loan Party or (y) any Loan Document.

Section 4.02           Insurance.  Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses owning similar properties in localities where the Borrower operates, or as may be required by Applicable Law.

Section 4.03           Use of Proceeds.  Use the proceeds of the Loans only for general working capital and for loans to the Guarantor or other direct or indirect wholly-owned Subsidiaries of the Guarantor.  None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  If requested by the Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to the Bank.

B.            THE BORROWER SHALL NOT, DIRECTLY OR INDIRECTLY:

Section 4.04           Guaranties.  Be obligated, at any time, in respect of any Guaranty, except that this Section 4.04 shall not apply to (a) Existing Guaranties and (b) Permitted Guaranties.

Section 4.05           Liens.  Permit to exist, at any time, any Lien upon any of its accounts receivables or its other properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 4.05 shall not apply to Permitted Liens, provided, however, that if, notwithstanding this Section 4.05, any Lien to which this Section is applicable shall be created or arise, each relevant Loan Party shall automatically be deemed to have granted to the Bank a Lien equally and ratably with the other Liabilities secured thereby; provided further, however, that notwithstanding such equal and ratable securing, the existence of such Lien shall constitute a default by the Borrower in the performance or observance of this Section 4.05.  The Borrower shall deliver to the Bank from time to time upon the Bank’s reasonable request, an updated extract from the land or such other register, evidencing the absence of any recorded mortgage, charge, pledge, security interest, lien or other encumbrance pertaining to the Borrower’s accounts receivables or other properties or assets.

Section 4.06           Restricted Payments.  Make or declare or otherwise become obligated to make any Restricted Payment, except that this Section 4.06 shall not apply to any Restricted Payment to the Guarantor or any wholly owned Subsidiary of the Guarantor if (a) at both the time of the declaration or other incurrence of the obligation to make such Restricted Payment, if any, and the time of the making thereof, and immediately after giving effect thereto, a Default would not exist and (b) the amount thereof, together with the amounts of all Restricted Payments that the Borrower and its Subsidiaries have made or declared or otherwise become obligated to make since the beginning of the Fiscal Year, would not exceed the annual Net Profit of the Borrower and its Subsidiaries.  This Section 4.06 shall not prohibit the payment of a dividend that constitutes a Restricted Payment if such Restricted Payment is made within 45 days of the declaration thereof and if this Section 4.06 did not apply to such Restricted Payment at the time of its declaration.

Section 4.07           Merger or Consolidation; Sale of Assets.  Merge into or consolidate with any other entity,  make any substantial change in the nature of the Borrower’s business as conducted as of the date hereof, nor sell, lease, transfer or otherwise dispose of all or a substantial portion of the Borrower’s property or  assets (other than sales or dispositions of inventory and obsolete equipment).

Section 4.08           Minimum Net Profit.  Permit Net Profit for any Fiscal Year (beginning with the Fiscal Year ended December 31, 2003, to be less than $1.

Section 4.09           Minimum Quick Ratio.  Permit the Quick Ratio as of each Fiscal Quarter End Date to be less than 0.5 to 1.0.

Section 4.10           Investments.  Directly or indirectly make, acquire, carry or maintain any Investment or become or remain bound by any agreement to make, acquire, carry or maintain any Investment, except:

(i)            existing Investments described in Schedule 4.10;

(ii)           Permitted Cash Investments;

(iii)          other Investments so long as the unrecovered Investments made by the Borrower shall not exceed $100,000 in the aggregate at any one time outstanding;

(iv)          loans made by Borrower to Guarantor or to a direct or indirect wholly-owned Subsidiary of Guarantor;

(v)           loans and advances to employees of Borrower not exceeding $100,000 in the aggregate at any time outstanding; and

(vi)          Investments consisting of accounts receivable from customers or amounts received in settlement of delinquent obligations of and other disputes with customers and suppliers, in each case arising in the ordinary course of business.

Section 4.11           Limitation on Indebtedness.  Directly or indirectly create, incur, assume, or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than:

(i)            Indebtedness under the Loan Documents;

(ii)           existing Indebtedness described in Schedule 4.11; and

(iii)          unsecured Indebtedness incurred in the ordinary course of business, not exceeding $500,000 in the aggregate principal amount at any one time outstanding.

Section 4.12           Capital Expenditures.  Expend or incur Capital Expenditures greater than $2,000,000 in any Fiscal Year.

Section 4.13           Benefit Plans.  Have any pension plan other than those that have been disclosed to and approved by the Bank prior to the Agreement Date.

Section 4.14           Transactions with Affiliates.  Effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party except (i) transactions with the Guarantor, and (ii) as set forth on Schedule 4.14.

Section 4.15           Issuance or Disposition of Capital Securities.  Issue any of its Capital Securities to any Person other than the Guarantor, or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary, without the prior written consent of the Bank.

ARTICLE 5

FINANCIAL STATEMENTS AND INFORMATION

Section 5.01           Financial Statements and Information to Be Furnished.  From the Agreement Date and until the Repayment Date, the Borrower shall furnish to the Bank:

(a)           Quarterly Financial Statements; Director’s Certificate.  As soon as available and in any event within 45 days after the close of each of the first three Fiscal Quarters in each Fiscal Year of the Borrower, commencing with the Fiscal Quarter ended September 30, 2003, balance sheets of the Borrower as at the end of such Fiscal Quarter and the related statements of income and retained earnings of the Borrower for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year, and accompanied by a certificate with respect thereto of a Representative  Director of the Borrower in the form of Schedule 5.01(a).Year-End Financial Statements; Accountants’ and Director’s Certificates.  As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending December 31, 2003:

(i)            balance sheets of the Borrower as at the end of such Fiscal Year and the related statements of income and retained earnings of the Borrower for such Fiscal Year, setting forth in comparative form the figures as at the end of and for the previous Fiscal Year;

(ii)           consolidating financial statements of the Guarantor, which statements shall be audited if audited statements are available, as well as copies of all tax returns filed by the Borrower, which returns shall be provided no later than the earlier of

(A) thirty (30) days after the date on which any such tax returns are filed, or (B) April 30 of any Fiscal Year;

(iii)          a certificate of a Director of the Borrower in the form of Schedule 5.01(b).

(c)           Requested Information.  From time to time and promptly upon reasonable request of the Bank, such Information regarding the Borrower Loan Documents, the Loans or the business, assets, Liabilities, financial condition, results of operations or business prospects of any Loan Party as the Bank may request, in each case in form and substance and certified in a manner satisfactory to the Bank.

(d)           Notice of Defaults, Material Adverse Changes and Other Matters.  Prompt notice of: (i) any Default, (ii) the acquisition or formation of a new Subsidiary and, in the case of each such new Subsidiary, its name, jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower and whether or not such new Subsidiary is a Consolidated Subsidiary, (iii) any change in the name of any Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or its status as a Consolidated or non-Consolidated Subsidiary, (iv) the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in Section 3.04 to be incorrect if made at such time, (v) the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in Section 3.06 to be incorrect if made at such time, (vi) any amendment of the articles of incorporation of the Borrower, and (vii) any transaction referred to in Section 4.07.

Section 5.02           Accuracy of Financial Statements and Information.

(a)           Historical Financial Statements.  The Borrower hereby represents and warrants that (i) Schedule 5.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Bank in order to induce it to execute and deliver this Agreement, (ii) such financial statements are complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles (subject, in the case of unaudited statements, to good faith year-end audit adjustments and the absence of auditor’s footnotes), the financial position of the Borrower as at their respective dates and the results of operations, retained earnings and, as applicable, changes in financial position of the Borrower for the respective periods to which such statements relate, and (iii) except as disclosed or reflected in such financial statements, as at December 31, 2002, the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or might have a Materially Adverse Effect on the Borrower.

(b)           Future Financial Statements.  The financial statements delivered pursuant to Section 5.01(a) or (b) shall be complete and correct and present fairly, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower’s then current independent certified public accountants)(subject, in the case of unaudited statements, to good faith year-end audit adjustments and the absence of auditor’s footnotes), the financial position of the Borrower as at that date and the results of operations and retained earnings of the Borrower for the respective periods to which such statements relate, and the furnishing of the same to the Bank shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Bank to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had, or would reasonably be expected to have a Materially Adverse Effect on the Borrower.

(c)           Historical Information.  The Borrower hereby represents and warrants that all Information furnished to the Bank by or on behalf of the Borrower prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in the light of the purpose prepared, and, in the case of any Information the preparation of which was requested by the Bank, was complete and correct in light of the circumstances under which the Information was given to the extent necessary to give the Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact in light of the circumstances under which the Information was given, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

(d)           Future Information.  All Information furnished to the Bank by or on behalf of any Loan Party on or after the Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, be complete and correct in the light of the purpose prepared, and, in the case of any Information required by the terms of the Loan Documents or the preparation of which is requested by the Bank, be complete and correct in light of the circumstances under which the Information is delivered to the extent necessary to give the Bank true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact` in light of the circumstances under which the Information is delivered, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they are made, and the furnishing of the same to the Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii). and (iii).

Section 5.03           Additional Covenants Relating to Disclosure.  From the Agreement Date and until the Repayment Date, the Borrower shall:

(a)           Accounting Methods and Financial Records.  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 5.01(a) and (b) and (ii) the determination of the compliance of the Borrower with the terms of the Loan Documents.

(b)           Fiscal Year.  Maintain the same opening and closing dates for each Fiscal Year as for the Fiscal Year reflected in the Base Financial Statements or, if the opening and closing dates for the Fiscal Year reflected in the Base Financial Statements were determined pursuant to a formula, determine the opening and closing dates for each Fiscal Year pursuant to the same formula.

(c)           Visits, Inspections and Discussions.  Permit, or, in the case of premises, property, books, records or Persons not within its immediate control, promptly take such actions as are necessary or desirable in order to permit, representatives (whether or not officers or employees) of the Bank, from time to time, as often as may be reasonably requested during regular business hours, to (i) visit any of its premises or property or any premises or property of others on which any of its property or books and records (or books and records of others relating to it) may be located, (ii) inspect, and verify the amount, character and condition of, any of its property, (iii) review and make extracts from its books and records and books and records of others relating to it, including management letters prepared by its independent certified public accountants, and (iv) discuss with any principal officers and independent certified public accountants, its business, assets, Liabilities, financial condition, and results of operation. The Borrower hereby authorizes and directs all principal officers and independent certified public accountants (i) to permit representatives of the Bank to make such visits, inspections, reviews and extracts of premises, property, books and records of the Borrower within their possession or control and (ii) to discuss such matters with such representatives.

ARTICLE 6

DEFAULT

Section 6.01           Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any other Loan Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

(a)           Any payment of principal of or interest on any of the Loans or of any other amount payable hereunder shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement, which failure continues, in the case of interest, for more than three (3) Business Days;

(b)           Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

(c)           (i)            The Borrower shall default in the performance or observance of

(A)          any term, covenant, condition or agreement contained in Section 4.01(a) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 4.01(f), 4.03 through 4.15, 5.01(d)(i), 5.03(b) or 5.03(c); or

(B)           any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Bank to the Borrower requiring that such default be cured; or

(ii)           Any Loan Party shall default in the performance or observance of:

(A)          Section 4 of the Guaranty Agreement; or

(B)           any term, covenant, condition or agreement contained in any Loan Document (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continued unremedied for a period of 30 days after notice shall have been given by the Bank to the Borrower such Loan Party requiring that such default be cured;

(d)           An “Event of Default” shall occur and be continuing under the Parent Credit Agreement;

(e)           (i)            The Borrower or any other Loan Party shall fail to pay, in accordance with its terms and when due and payable, any of the principal of or interest on any Indebtedness (other than the Loans) having a then outstanding principal amount in excess of $250,000 (or the equivalent in other currencies), in the case of the Borrower, or $1,000,000 (or the equivalent in other currencies), in the case of the Guarantor, (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and (B) if the Contract evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period.

(f)            An event or series of events shall occur which shall have a Materially Adverse Effect on (i) the Borrower or any other Loan Party or (ii) any Loan Document;

(g)           (i)            The Borrower or any other Loan Party shall (A) commence a voluntary case under the U.S. Federal or Japanese bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

(ii)           (A) A case or other proceeding shall be commenced against the Borrower or any other Loan Party seeking (1) relief under the U.S. Federal or Japanese bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any other Loan Party, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any other Loan, and such case or proceeding shall continue undismissed or unstayed for a period of 60 days, or (B) an order granting the relief requested in such case or proceeding the Borrower or any other Loan Party (including an order for relief under such Federal bankruptcy laws) shall be entered;

(h)           A judgment or order shall be entered against the Borrower or any other Loan Party by any court, and (i) in the case of a judgment or order for payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of 60 days in which the aggregate amount of all such judgments and order exceeds $250,000 (or equivalent in other currencies), in the case of the Borrower, or $1,000,000 (or equivalent in other currencies), in the case of the Guarantor, or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order wcould, in the reasonable judgment of the Bank, together with all other such judgments or orders, have a Material Adverse Effect on the Borrower or any other Loan Party;

(i)            Any Loan Party or any Affiliate of any Loan Party asserts, or any Loan Party or any Affiliate of any Loan Party or any other Person institutes any proceedings seeking to establish, that any provision of the Loan Documents is invalid, not binding or unenforceable.

Section 6.02           Remedies upon Event of Default.  During the continuance of any Event of Default (other than one specified in Section 6.01(g)) and in every such event, the Bank may do either or both of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and all other amounts owing under the Borrower Loan Documents to be, and the Loans and all such other amounts shall thereupon and to that extent become, due and payable and (b) terminate, in whole or, from time to time, in part, the Commitment. Upon the occurrence of an Event of Default specified in Section 6.01(g), automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and all other amounts owing under the Borrower Loan Documents shall be due and payable and (b) the Commitment shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.

ARTICLE 7

ADDITIONAL CREDIT FACILITY PROVISIONS

Section 7.01           Mandatory Suspension of Loans.  The Bank’s obligations to make or continue Loans shall be suspended if:

(a)           on or prior to the determination of an interest rate for any Interest Period, the Bank determines in good faith that for any reason appropriate quotations are not available to it (including, in the case of the Yen COF Rate, quotations in the interbank market selected by it for deposits with it) for purposes of determining the Yen COF Rate for such Interest Period or that such Rate would not accurately reflect the cost to the Bank of making or continuing a Loan for such Interest Period;

(b)           at any time the Bank determines in good faith that any Regulatory Change makes it unlawful or impracticable for the Bank or the Lending Office to make or continue any Loan or to comply with its obligations hereunder in respect thereof; or

(c)           the Bank determines in good faith that, by reason of any Regulatory Change, the Bank or the Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Loans is directly or indirectly determined or (ii) the category of assets that includes Loans.

The Bank shall promptly notify the Borrower of any circumstance that would make the provisions of this Section 7.01 applicable, but the failure to give any such notice shall not affect the Bank’s rights hereunder.

Section 7.02           Regulatory Changes.  If in the good faith determination of the Bank (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by the Bank with respect to any Loan or the return to be earned by the Bank on any Loan, (ii) impose a cost on the Bank or any Affiliate of the Bank that is attributable to the making or maintaining of, or the Bank’s commitment to make, any Loan, (iii) require the Bank or any Affiliate of the Bank to make any payment on or calculated by reference to the gross amount of any amount received by the Bank under any Loan Document or (iv) reduce, or have the effect of reducing, the rate of return on any capital of the Bank or any Affiliate of the Bank that the Bank or such Affiliate is required to maintain on account of any Loan or the Bank’s commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to the Bank such additional amounts as the Bank reasonably determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment.  Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by the Bank.  The Bank will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect the Bank’s right to compensation.

Section 7.03           Capital Requirements.  If, in the determination of the Bank, the Bank or any Affiliate of the Bank is required, under Applicable Law, interpretations, directives, requests and guidelines (whether or not having the force of law) to maintain capital on account of any Loan or the Bank’s commitment to make any Loan, then, upon reasonable request by the Bank, the Borrower shall from time to time thereafter pay to the Bank such additional amounts as the Bank determines will fully compensate for any reduction in the rate of return on the capital that the Bank or such Affiliate is so required to maintain on account of such Loan or commitment suffered as a result of such capital requirement. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by the Bank for such payment and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by the Bank.

Section 7.04           Funding Losses.  The Borrower shall pay to the Bank, upon request, such amount or amounts as the Bank reasonably determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment or prepayment of a Loan on a date other than the last day of an Interest Period for such Loan or (b) a Loan not being made for any reason after the Borrower has given a notice of borrowing, including for Borrower’s failure to fulfill the conditions specified in this Agreement, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement.  At the election of the Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of the Bank’s lost profits only may include an amount not to exceed the product of 23.75 basis points (0.2375%) and any amounts to be reemployed by the Bank during an Interest Period or its remaining portion.

Section 7.05           Determinations.  In making the determinations contemplated by Sections 7.01, 7.02, 7.03, and 7.04, the Bank may make such reasonable estimates, assumptions, allocations and the like that the Bank in good faith determines to be appropriate, and the Bank’s selection thereof in accordance with this Section 7.05, and the determinations made by the Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission.  The Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 7 and the assumptions underlying such computations.

Section 7.06           Change of Lending Office.  If an event occurs with respect to a Lending Office that obligates the Borrower to pay any amount under Section 1.09(c), makes operable the provisions of clause (b) or (c) of Section 7.01 or entitles the Bank to make a claim under Section 7.02 or 7.03, the Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount the Bank is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of the Bank, be disadvantageous to the Bank in any manner or contrary to Bank policy.  The Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Borrower.  Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by the Bank shall not obligate the Borrower to pay any amount to the Bank under Section 1.09(c), make operable the provisions of clause (b) or (c) of Section 7.01 or entitle the Bank to make a claim under Section 7.02 or 7.03 if such obligation, the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

ARTICLE 8

MISCELLANEOUS

Section 8.01           Notices and Deliveries.

(a)           Manner of Delivery.  All notices, communications and materials (including all Information) to be given or delivered pursuant to the Borrower Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telecopy transmissions). Notices under Sections 1.02, 1.07 and 6.02 may be by telephone, promptly, in the case of each notice other than one under Section 6.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Bank has acted in reliance on such telephonic notice.

(b)           Addresses.  All notices, communications and materials to be given or delivered pursuant to the Borrower Loan Documents shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

(A)          if to the Borrower, to it at:

Ocular Sciences K.K.

Hiroo-SK Bldg.

2-36-13 Ebisu, Shibuya-ku

Tokyo 150-0013

Japan

Telecopier No.: 81-03-5449-6512

Telephone No.: 81-03-5449-6511

Attention:  President / Chief Executive Officer

(B)           if to the Guarantor, to it at:

Ocular Sciences, Inc.

1855 Gateway Drive, Suite 700

Concord, CA 94520-3200

Telecopier No.: 925-969-7118

Telephone No.: 925-969-7000

Attention: Steven M. Neil

(C)           if to the Bank, to it at:

Wells Fargo HSBC Trade Bank N.A.

One Front Street, 21st Floor

San Francisco, CA 94109 U.S.A.

Telecopier No.: 415-974-3695

Telephone No.: 415-396-1011 and 415-396-8150

Attention:  Juan J. Sanchez and Lynette Chee

or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned “Notice of Change of Address”.

(c)           Effectiveness.  Each notice and communication and any material to be given or delivered pursuant to the Borrower Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Bank to the Borrower under Section 6.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (x) notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (y) notices, communications and materials to be given or delivered to the Bank pursuant to Sections 1.02, 1.07 and Article 5 shall not be deemed given or delivered until received by the officer of the Bank responsible, at the time, for the administration of the Loan Documents.

(d)           Reasonable Notice.  Any requirement under Applicable Law of reasonable notice by the Bank to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Bank of any of its rights thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

Section 8.02           Expenses; Indemnification.  Whether or not any Loans are made hereunder, the Borrower shall:

(a)           pay or reimburse the Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery, performance or enforcement of the Loan Documents or the making of the Loans;

(b)           pay or reimburse the Bank for all costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Bank) incurred by the Bank in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of the Loan Documents and any waiver, amendment or consent thereunder or thereto, whether or not executed, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the  protection, preservation, exercise or enforcement of any of its rights under or related to the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents, or (iv) protecting, preserving, exercising or enforcing any of its rights under or related to the Loan Documents; and

(c)           indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (x) willful misconduct or gross negligence, (y) knowing violations of law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person’s failure to observe any other standard applicable to it under any of the other provisions of the Loan Documents or, but only to the extent not waivable thereunder, Applicable Law.

Section 8.03           Amounts Payable Due upon Request for Payment.  All amounts payable by the Borrower under Section 8.02 and under the other provisions of the Borrower Loan Documents shall, except as otherwise expressly provided, be due reasonably promptly upon request for the payment thereof (together with such supporting documentation as may be reasonably requested by Borrower).

Section 8.04           Remedies of the Essence.  The various rights and remedies of the Bank under the Borrower Loan Documents are of the essence of those agreements, and the Bank shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

Section 8.05           Rights Cumulative.  Each of the rights and remedies of the Bank under the Loan Documents shall be in addition to all of its other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

Section 8.06           Confidentiality.  The Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Borrower, the Guarantor or any Subsidiary, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with the administration or enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower, the Guarantor or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or the Guarantor, provided that such source is not bound by a confidentiality agreement with the Borrower or the Guarantor; provided, however, that any Lender may disclose such information (A) pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of the Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of Applicable Law; (D) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (E) to the Bank’s independent auditors, legal counsel and other professional advisors; and (F) to any participant or Assignee, actual or potential, or any actual or proposed contractual counterparty (or its advisors) to any securitization, hedge, or other derivative transaction relating to the parties’ obligations hereunder, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; and provided, further, however, that the parties hereto (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the “structure” and “tax aspects” (in each case, within the meaning of Treasury Regulation section 1.6011-4T) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Person relating to such structure and tax aspects, except that, with respect to any document or similar item that in either case contains information concerning such tax structure or tax aspects of the transactions contemplated hereby as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to such  tax structure or tax aspects of the transactions contemplated hereby.

Section 8.07           Amendments; Waivers.  Any term, covenant, agreement or condition of the Borrower Loan Documents may be amended, and any right under the Borrower Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Bank and, in the case of an amendment, by the Borrower.  Unless otherwise specified in such waiver, a waiver of any right under the Borrower Loan Documents shall be effective only in the specific instance and for the specific purpose for which given.  No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Bank under the Borrower Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Bank under the Borrower Loan Documents or Applicable Law.

Section 8.08           Set-Off; Suspension of Payment and Performance.  The Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Borrower Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by the Bank or any of its Affiliates to the Borrower (whether payable in Yen or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Event of Default, to suspend the payment and performance of such Liabilities owing by the Bank or its Affiliates and, in the case of Liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

Section 8.09           Assignments and Participations.

(a)           Assignments.

(i)            The Borrower may not assign any of its rights or obligations under the Borrower Loan Documents without the prior written consent of the Bank, and no assignment of any such obligation shall release the Borrower therefrom unless the Bank shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

(ii)           The Bank may from time to time with the consent of the Borrower, which consent shall not be unreasonably withheld, assign any or all of its rights and obligations under the Borrower Loan Documents to one or more Persons; provided, however, that the consent of the Borrower shall not be required with respect to any assignment effected with respect to any affiliate of the Bank, Wells Fargo, N.A., or HSBC Holdings plc.  Any assignment by the Bank of any or all of its obligations under the Borrower Loan Documents shall release the Bank therefrom.  In connection therewith, the Bank may disclose any information relating to the Loan Documents, Borrower or its business, or the Guarantor or its business; provided that the Person to whom such information is disclosed shall have agreed to maintain the confidentiality thereof to the extent required by Section 8.06.

(b)           Participations.  The Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Borrower Loan Documents without the consent of the Borrower.

(c)           Rights of Assignees and Participants.  Each assignee of, and each holder of a participation in, the rights of the Bank under the Borrower Loan Documents, if and to the extent the applicable assignment or participation agreement so provides, (i) shall, with respect to its assignment or participation, be entitled to all of the rights of the Bank (as fully, in the case of a holder of a participation, as though it were the Bank) and (ii) may exercise any and all rights of set-off or banker’s lien with respect thereto (as fully, in the case of a holder of a participation, as though the Borrower were directly indebted to such holder for amounts payable under the Borrower Loan Documents to which such holder is entitled under the applicable participation agreement); provided, however, that no assignee or holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section 1.09(b) or (c) or Section 7.02 unless such amounts would have been payable to the Bank that made such assignment or granted such participation if such assignment had not been made or such participation had not been granted.

Section 8.10           Governing Law.  This Agreement and the Note shall be construed in accordance with and governed by the law of the State of California (without giving effect to its choice of law principles).

Section 8.11           Judicial Proceedings; Waiver of Jury Trial.  Any judicial proceeding brought against the Borrower with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the State of California or in Japan as selected by the Bank, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.  The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.01, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Bank involving any Loan Document Related Claim shall be brought only in a court located in the State of California. THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

Section 8.12           LIMITATION OF LIABILITY.  NEITHER THE BANK NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE

FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

Section 8.13           Severability of Provisions.  Any provision of the Borrower Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Borrower Loan Documents prohibited or unenforceable in any respect.

Section 8.14           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 8.15           Survival of Obligations.  Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Bank and the other Indemnified Persons under the Borrower Loan Documents shall survive the Repayment Date.

Section 8.16           Entire Agreement.  This Agreement and the Note embody the entire agreement between the Borrower and the Bank relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 8.17           Successors and Assigns.  All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.18           Currency of Payment.  The obligation of the Borrower to pay in Yen (or  such other currency as may be specified herein) under this Agreement or the Loan Documents shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgement expressed in) any currency other than Yen (or other than such specified currency), except to the extend to which such tender (or recovery) shall result in the effective payment of such aggregate amount in Yen (or such other currency) at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such amount shall be and remain due to the Bank as a separate obligation, unaffected by judgement having been obtained (if such is the case) for any other amounts due or in respect of this Agreement of the Loan Documents.  For the avoidance of doubt, it is understood that the exchange rate used for this purpose may be less favorable to the Borrower than the definition of the Applicable Currency Exchange Rate.

Section 8.19           Process Agent.  The Borrower irrevocably designates, appoints, and empowers the Guarantor to receive for it and on its behalf, service of process issued out of a court of competent jurisdiction in the State of California in any proceedings arising out of or in connection with Loan Document Related Claim.  If at any time such process agent shall cease for any reason to act as such, the Borrower shall irrevocably appoint and designate without delay another reputable person to act as such agent and shall promptly deliver to the Bank evidence in writing of such other agent’s acceptance of such appointment and designation.  Failing any such appointment and designation within seven (7) days after written demand therefor by the Bank, the Bank shall be entitled at the cost of the Borrower irrevocably to appoint and designate another such agent on behalf of the Borrower, and the Borrower hereby appoints the Bank its duly authorized attorney for this purpose.  The Borrower agrees that service on any such person in the State of California shall be deemed due service for the purpose of the Proceedings in courts therein without prejudice to any other mode of service and agrees that the failure of the person authorized in the State of California to give any notice of any such service to it shall not impair or affect the validity of such service or of any judgment rendered in any proceeding based thereon.

ARTICLE 9

INTERPRETATION

Section 9.01           Definitional Provisions.

(a)           Defined Terms.  For the purposes of this Agreement:

“Adjusted Euroyen Rate” means, for any Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) equal to the rate obtained by dividing (i) the Yen COF Rate for such Interest Period by (ii) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, “Affiliate” means an Affiliate of the Borrower.

“Agreement” means this Agreement, including all schedules, annexes and exhibits hereto.

“Agreement Date” means the date set forth as such on the last signature page hereof.

“Applicable Currency Exchange Rate” means, as of any date of determination and as the context may require, the telegraphic transfer mean rate of exchange (net of all fees and commissions) then applicable to: (a) the conversion of Dollars to Yen or (b) the conversion of Yen to Dollars, as the context may require.  The applicable rate of exchange shall be the spot mid rate or the TTM rate at 10:00 a.m. in Tokyo indicated on Reuter’s page TKFF on the relevant date (or, if no such quotations shall be available on such date, on the date closest to such date).  For the avoidance of doubt, this rate will apply only for the notional currency conversions expressly provided for herein.

“Applicable Law” means, anything in Section 8.10 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental

Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

“Bank” means (i) Wells Fargo HSBC Trade Bank N.A. and (ii) any Person that has been assigned any or all of the rights or obligations of the Bank pursuant to Section 8.09(a).

“Bank’s Office” means the address of the Bank specified in or determined in accordance with the provisions of Section 8.01(a)(ii).

“Base Financial Statements” means the most recent, audited balance sheet of the Borrower referred to in Schedule 5.02(a) and the related statements of income and retained earnings and for the Fiscal Year ended with the date of such balance sheet.

“Borrower” means Ocular Sciences K.K., a Japanese corporation.

“Borrower Loan Documents” means the Loan Documents to which the Borrower is a party.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to be closed in: (a) London, England for the purposes of determining Yen COF Rate, and (b) New York, San Francisco or Tokyo for all other purposes.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability (but without duplication) during that period and including that portion of Capital Leases which is capitalized on the balance sheet of Borrower and its Consolidated Subsidiaries) made or incurred during such period which, in accordance with Generally Accepted Accounting Principles, are required to be included in or reflected by the fixed asset accounts of the Borrower and its Consolidated Subsidiaries in any of their balance sheets (including (i) the value of acquisitions of any interest in any business or Person, whether by sale, lease or otherwise and (ii) expenditures for equipment purchased within one hundred eighty (180) days of the trade-in or sale of existing equipment owned by the Borrower but only to the extent that the gross amount of such purchase price exceeds the book value of the equipment being traded in or sold, but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds or condemnation awards).

“Capital Lease” means, with respect to any Person, any lease of any property by that Person as lessee which, in accordance with Generally Accepted Accounting Principles, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Security” means, with respect to any Person, (i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

“Certificate” means, an Officer’s or Director’s certificate substantially in the form of Schedule 2.01 (c).

“Commitment” means (i) an amount of Yen the Dollar Equivalent of which as of five Business Days prior to making each Loan hereunder is $15,000,000, or (ii) as the context may require, the obligation of the Bank to make Loans in an aggregate unpaid principal amount not exceeding such amount.

“Consolidated Subsidiary”  means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower, if any should exist from time to time.

“Contract” means (i) any agreement (whether bi-lateral or uni-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any bylaw.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“Dollar Equivalent” means the amount in Dollars obtainable by converting the amount of Yen involved in such computation into Dollars at the Applicable Currency Exchange Rate at approximately 10:00 a.m. (Tokyo time) on the date of determination thereof.

“Event of Default” means any of the events specified in Section 6.01.

“Existing Guaranty” means (i) any Guaranty outstanding on the Agreement Date, to the extent set forth on Schedule 4.04, and (ii) any Guaranty that constitutes a renewal, extension ,or replacement of an Existing Guaranty, but only if (A) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (B) such Guaranty is binding only on the obligor or obligors under the Guaranty so renewed, extended or replaced, (C) the principal amount of the obligations Guaranteed by such Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended, or replaced and (D) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

“Fiscal Quarter” means a fiscal quarter of the Borrower.

“Fiscal Quarter End Date” means the last day of a Fiscal Quarter.

“Fiscal Year”  means a fiscal year of the Borrower.

“Generally Accepted Accounting Principles” means generally accepted accounting principles in the United States of America from time to time, applied in a manner consistent with the accounting principles followed in Japan in the preparation of the Base Financial Statements.

“Governmental Approval” means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

“Guarantor” means Ocular Sciences, Inc., a Delaware corporation.

“Guaranty” of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (ii) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise).  The word “Guarantee” when used as a verb has the correlative meaning.

“Guaranty Agreement” means the Parent Guaranty, dated as of even date herewith, between the Guarantor and  the Bank.

“Indebtedness” of any Person means (in each case, whether such obligation is with full or limited recourse) (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (iii) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business, (iv) any obligation of such Person as lessee under a Capital Lease, (v) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or an Indebtedness-Free Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (vi) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (vii) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (viii) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (ix) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (x) any Indebtedness of others Guaranteed by such Person.

“Indemnified Person” means any Person that is, or at any time was, the Bank, an Affiliate of the Bank or a director, officer, employee or agent of any such Person.

“Information” means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

“Intellectual Property” means (i) (A) patents and patent rights, (B) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (C) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (ii) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (i), and (iii) rights relating to any Intellectual Property referred to in clause (i) or (ii), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

“Interest Period” means, with respect to each Loan, the period commencing on the date of the making of such Loan and ending on the Maturity Date for such Loan.

“Investment” means (i) the acquisition of any interest in any business or Person, whether by sale, lease or otherwise, (ii) the funding of any loan, extension of credit, guarantee, advance, accommodation or capital contribution to or for the benefit of any Person, and (iii) the acquisition of any debt or equity securities of or claim against or interest in any Person, whether upon original issuance, by purchase or otherwise or any other items that are or would be classified as investments on a balance sheet prepared in accordance with Generally Accepted Accounting Principles.

“Lending Office” means the San Francisco office or such other branch or office of the Bank designated by the Bank from time to time as the branch or office at which Loans are to be made or maintained.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Lien” means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means any amount advanced by the Bank pursuant to Section 1.01.

“Loan Document Related Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, the Loan Documents or the relationships established thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

“Loan Document Representation and Warranty” means any “Representation and Warranty” as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

“Loan Documents” means (i) this Agreement, the Note and the Guaranty Agreement, and (ii) all other agreements, documents and instruments relating to, arising out of, or in any way connected with (A) any agreement, document or instrument referred to in clause (i), (B) any other agreement, document or instrument referred to in this clause (ii) or (C) any of the transactions contemplated by any agreement, document or instrument referred to in clause (i) or in this clause (ii).

“Loan Party” means any Person (other than the Bank) that is a party to a Loan Document.

“Mandatorily Redeemable Stock” means, with respect to any Person, any share of such Person’s capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (ii) convertible into Mandatorily Redeemable Stock.

“Materially Adverse Effect” means, (i) with respect to any Loan Party, a material adverse effect on the business, assets, Liability, financial condition, results of operations or business prospects of such Loan Party taken as a whole, and (ii) with respect to any Loan Document, any material adverse effect on the binding nature, validity or enforceability thereof as an obligation of any Loan Party that is a party thereto.

“Maturity Date” means ,with respect to a Loan, such date as shall be specified in the relevant notice of borrowing subject to Section 1.04.

“Maximum Permissible Rate” means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee’s being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

“Net Profit” means net profit as determined under Generally Accepted Accounting Principles and in a manner reasonably acceptable to the Bank, acting in good faith.

“Note” means the promissory note in the form of Exhibit A.

“Notification Date” means such date as shall be determined in accordance with Section 1.02.

“Parent Credit Agreement” means the Credit Agreement dated as of April 16, 2002, among Ocular Sciences, Inc. as borrower, Comerica Bank-California as agent and the lenders referred to therein, as the same may be amended from time to time.

“Permitted Cash Investments” means (i) certificates of deposit or money market securities with maturities of three years or less issued by any United States, Australian, Canadian, Japanese or European commercial bank with capital, surplus and undivided profits of $500,000,000 or more; (ii) obligations issued by, or guaranteed by, the United States or Japanese government and maturing within three years from the date of acquisition thereof; (iii) commercial paper, municipal bonds and similar instruments with maturities of three years or less rated at least P-1 or A-3, respectively, by Moody’s Investors Service, Inc., or rated at least A-1 or A, respectively, by Standard & Poor’s Corporation, or receiving an equivalent rating from any other nationally recognized rating agency; (iv) repurchase or reverse repurchase agreements issued by any United States or Japanese commercial bank with capital surplus and undivided profits of $500,000,000 or more; and (v) investments in money market funds or mutual funds that invest solely in investments described in clauses (i) through (iv).

“Permitted Guaranty” means any Guaranty that is (i) endorsement of instruments for deposit into Borrower’s account in the ordinary course of the Borrower’s business and (ii) other unsecured guaranties in an aggregate principal amount not to exceed $100,000.

“Permitted Lien” means:

(a)                                  Minor imperfections of title and encumbrances which do not, singly or in the aggregate, materially interfere with the value or prevent use of Borrower’s property or transfer of title thereto;

(b)                                 Liens that may be from time to time created in favor of the Bank;

(c)                                  existing Liens disclosed on Schedule 4.05 attached hereto and made a part hereof (and any replacement thereof);

(d)                                 inchoate Liens for  Taxes, fees, assessments or other governmental charges which are not delinquent and remain payable without penalty or (i) which are being contested in good faith, and (ii) for which adequate reserves have been established to the extent required by GAAP and other adequate provision for the payment thereof has been made.

(e)                                  suppliers’, carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, or other similar Liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days.

(f)                                    Liens securing obligations of the Borrower with respect to an interest rate or currency swap or similar obligation entered into for hedging purposes in favor of the Bank or any Affiliate thereof;

(g)                                 any Lien on the property of Borrower made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) not exceeding $750,000 in the aggregate at any one time outstanding;

(h)                                 any easement, right-of-way, restriction and other similar encumbrance incurred in the ordinary course of business if, in the aggregate, such items are not substantial in amount;

(i)                                     any Lien arising out of any judgment or award against it if (A) such Lien is being contested in good faith; (B) there is no material likelihood of the sale, forfeiture or loss of any part of its properties; and (C) such Lien does not materially interfere with the use of any material part of its properties;

(j)                                     Liens which constitute rights of set-off of a customary nature or bankers’ Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; and

(k)                                  rights of consignees of inventory in the ordinary course of business not exceeding $2,000,000 in the aggregate at any one time outstanding for the Borrower and its Subsidiaries.

“Person” means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

“Post-Default Rate” means a rate per annum equal to 3.5% plus the Adjusted Euroyen Rate (determined for interest periods not less than one day nor more than six months) selected by the Bank from time to time.

“Quick Ratio” means, as of any Fiscal Quarter End Date for the Borrower and its Consolidated Subsidiaries, the ratio of (i) the sum of unrestricted cash, PLUS unrestricted Permitted Cash Investments, PLUS trade accounts receivable (net of applicable reserves therefor), DIVIDED BY (ii) the sum of current liabilities, PLUS (without duplication) the aggregate principal amount of the Loans outstanding under the Loan Documents, in each case as of such Fiscal Quarter End Date, as determined in accordance with U.S. GAAP.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System.

“Regulatory Change” means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Agreement Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon the Bank by any jurisdiction (or any political subdivision thereof) in which the Bank or any Lending Office is located.

“Repayment Date” means the later of (i) the termination of the Commitment (whether as a result of the occurrence of the Termination Date or termination pursuant to Section 6.02) and (ii) the payment in full of the Loans and all other amounts payable or accrued hereunder.

“Representation and Warranty” means any representation or warranty made pursuant to or under (i) Section 2.02, Article 3, Section 5.02 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

“Reserve Requirement” means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in California with deposits comparable in amount to those of the Bank against “Eurocurrency liabilities” as that term is used in Regulation D. Adjusted Euroyen Rates shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Requirement.

“Restricted Payment” means (i) any dividend or other distribution on account of any shares of the Borrower’s capital stock (other than dividends payable solely in shares of any of its capital stock other than Mandatorily Redeemable Stock), (ii) any payment on account of the principal of or premium, if any, on any Indebtedness convertible into shares of the Borrower’s capital stock or (iii) any payment on account of any purchase, redemption, retirement, exchange or conversion of any of the Borrower’s Capital Securities.  For the purposes of this definition a “payment” shall include the transfer of any asset or the issuance of any Indebtedness or other obligation (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any capital stock other than Mandatorily Redeemable Stock.

“Subsidiary” means, with respect to any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Tax” means any national, federal, state or local tax, assessment or other governmental charge or levy (including any withholding tax) imposed by any Japanese, U.S. or other governmental authority upon a Person or upon its assets, revenues, income or profits.

“Termination Date” means the first anniversary of the closing of the initial Loan under this Agreement, as such date may from time to time be extended by mutual agreement of the Borrower and the Bank.

“U.S. GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Yen” and “¥” means the lawful currency of Japan.

“Yen COF Rate” means, for any Interest Period, the Euroyen London Libor rate as reported on Reuters Page LIBOR01 as of 11:00 a.m. London time on the second Business Day prior to the beginning of such Interest Period for a period equal to the duration of such Interest Period as determined by the Bank.

(b)           Other Definitional Provisions.

(i)            Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person’s successors and assigns, (B) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of the Note or any instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

(ii)           When used in this Agreement, the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article”, “Section”, “Annex”, “Schedule” and “Exhibit” shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

(iii)          Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

(iv)          Any item or list of items set forth following the word “including”, “include” or “includes” is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are “included” are limited to such items or to items similar to such items.

(v)           Each authorization in favor of the Bank or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

(vi)          Except as otherwise specified herein, all references herein to the Bank or any Loan Party shall be deemed to refer to such Person however designated in Loan Documents, so that (A) a reference to rights of the Bank under the Loan Documents shall be deemed to include the rights of such Person as the Guaranteed Party under the Guaranty Agreement, (B) a reference to costs incurred by the Bank in connection with the Loan Documents shall be deemed to include costs incurred by such Person as the Guaranteed Party under the Guaranty Agreements.

(vii)         Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the Note or any certificate, opinion or other document delivered pursuant hereto or thereto.

Section 9.02           Accounting Matters.  Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with U.S. GAAP, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 5.01(b), reporting on the Borrower’s financial statements.

Section 9.03           Representations and Warranties.  All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

Section 9.04           Captions.  Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date, and acknowledge that this Agreement has been made and delivered in the City of San Francisco, the last signature hereto having been affixed in said City, and this Agreement having become effective only upon such execution and delivery.

OCULAR SCIENCES K.K.

By	/s/ Steven M. Neil
Name: Steven M. Neil
Title: Director

WELLS FARGO HSBC TRADE BANK N.A.

By	/s/ Virginia Adams
Name: Virginia Adams
Title: Vice President

Agreement Date: December 29, 2003

Schedule 1.02

NOTICE OF BORROWING

[Name and address

of Bank in accordance with

Section 8.01(a)(ii)]

Date:

Gentlemen:

Reference is made to the Credit Agreement (the “Credit Agreement”), dated as of December 26, 2003, between Ocular Sciences K.K. (“Borrower”) and Wells Fargo HSBC Trade Bank N.A. (the “Bank”). The Borrower hereby gives notice pursuant to Section 1.02 of the Credit Agreement of its request to have the following Loan made to it on [insert requested date of borrowing] (the “Borrowing Date”):

Loan Amount	¥
Maturity Date
Interest Period

We request that the proceeds of the Loan be remitted to:

Account Name (Beneficiary):
Bank:
Bank Name:
Bank Address:
SWIFT Number:
Account Number:

The aggregate amount of other Loans that are scheduled to mature on or prior to the Borrowing Date is ¥[                    ].  If such amount is duly repaid, then the aggregate unpaid principal amount of all Loans will be ¥[                    ].

Each Loan Document Representation and Warranty is true and correct at and as of the date hereof and will be true and correct at and as of the time the Loans are made, in each case both with and without giving effect to the Loans and the application of the proceeds hereof.

No Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loan was made on the date hereof, and no Default will have occurred and be continuing at the time the Loan is to be made or would result from the making of the Loan or from the application of the proceeds thereof.

This notice of borrowing may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

OCULAR SCIENCES K.K.

By
Name:
Title:

Schedule 2.01(a)

DIRECTOR’S CERTIFICATE OF BORROWER

I, Masakazu Niwa, Representative Director of Ocular Sciences K.K., a Japanese corporation (the “Company”), do hereby certify that:

1.             Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation of the Company, as in full force and effect on November 20, 2003, and at all times since said date, to and including the date hereof;

2.             Attached hereto as Exhibit B is a true and complete copy of the Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement dated as of December 26, 2003 by and between the Company and Wells Fargo HSBC Trade Bank N.A. (the “Credit Agreement”), and the documents related thereto;

3.             The President/CEO of the Company has full authority given to him by the Board of Directors of the Company to enter into the transactions contemplated by the Credit Agreement without express Board approval;

4.             The following people are duly elected or appointed, qualified and acting officers of the Company holding the office set forth opposite each such officers’ respective names below, the signature appearing opposite each such name below is the genuine signature of such person and each such person is authorized to execute the Credit Agreement and the documents related thereto:

NAME	OFFICE	SIGNATURE

Steven M. Neil	Director

James M. Welch	Director

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of December, 2003.

Masakazu Niwa
Representative Director

I, the undersigned, as Director of Ocular Sciences K.K., do hereby certify that Masakazu Niwa is the duly elected, qualified and acting Representative Director of the Company, and that his signature on the foregoing certificate is his genuine signature.

Steven M. Neil
Director

Schedule 2.01(b)

OFFICER’S CERTIFICATE OF GUARANTOR

I, [Name], [Title]of Ocular Sciences, Inc. a                corporation (the “Company”), do hereby certify that:

1.             Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company certified by the                            Secretary of State on         ,                     , which has not been amended since                          ;

2.             Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as in full force and effect on                         , and at all times since said date, to and including the date hereof;

3.             Attached hereto as Exhibit C is a true and complete copy of the Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Guaranty Agreement dated as of December 26, 2003 by the Company for the benefit of Wells Fargo HSBC Trade Bank, N.A (the “Guaranty Agreement”) and the documents related thereto;

4.             The following people are duly elected or appointed, qualified and acting officers of the Company holding the office set forth opposite each such officers’ respective names below, the signature appearing opposite each such name below is the genuine signature of such person and each such person is authorized to execute the Guaranty Agreement and the documents related thereto:

NAME	OFFICE	SIGNATURE

IN WITNESS WHEREOF, I have hereunto set my hand this        day of December, 2003.

[Name]
[Title]

I, the undersigned, as [Title] of Ocular Sciences, Inc., do hereby certify that               is the duly elected, qualified and acting President of the Company, and that his signature on the foregoing certificate is his genuine signature.

[Name]
[Title]

Schedule 2.01(c)

(DIRECTOR’S/OFFICER’S) CERTIFICATE OF (BORROWER/GUARANTOR)

I,                                       , do hereby certify that I am the [Director / Officer] of (Borrower/Guarantor) (the “Company”), and do further hereby certify pursuant to that certain Credit Agreement dated as of December 26, 2003 (the “Credit Agreement”) by and between the Ocular Sciences K.K. and Wells Fargo HSBC Trade Bank N.A. (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), that:

[except to the extent set forth on Annex A hereto,]:

(i)            each Loan Document Representation and Warranty is true and correct in all material aspects at and as of the date hereof and with and without giving effect to the Loans and the application of the proceeds thereof, and

(ii)           no Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof.

This Certificate is given in my capacity as the [Director / Chief Financial Officer] of the Company.

IN WITNESS WHEREOF, I have signed my name as the [Director / Chief Financial Officer] of the Company this           day of December 2003.

[Name]
[Title]

I,                               , the [Representative Director / Officer] of [Borrower/Guarantor], do hereby certify that                                    is the duly qualified [Director / Officer] of [Borrower/Guarantor], that the signature set forth above is his genuine signature and that the statements in the foregoing certificate are true and correct.

[Name]
[Representative Director/ President]

Schedule 2.01(d)

FORM OF OPINION OF COUNSEL FOR

THE BORROWER AND THE GUARANTOR

See Tab 7

Schedule 2.01(e)

FORM OF OPINION OF COUNSEL FOR THE BORROWER

See Tab 8

Schedule 2.01(f)

[Letterhead of Borrower]

CERTIFICATE OF NEGOTIATING OFFICER

Dated

Ocular Sciences K.K. (the “Company”) is today entering into the Credit Agreement dated as of December 26, 2003 (the “Credit Agreement”), with Wells Fargo HSBC Trade Bank N.A. (the “Bank”).  Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

I am the Director of the Company who was principally involved in negotiating the Credit Agreement.

I hereby confirm that I have read the Loan Documents and that I understand that they require the Company to waive any rights it may have to trial by jury and to claim any special, indirect and consequential damages.  I also understand that the Loan Documents provide that certain costs, fees and expenses will be payable by the Borrower upon prepayment of the amounts due thereunder.  I also confirm that I understand that the Loan Documents embody the entire agreement between the Company and the Bank and supersede all prior agreements, representations and understandings relating to the subject matter thereof.

I further confirm that I have reviewed my understanding of the Loan Documents with Messrs.                                                       who have acted as lawyers for the Company in the transaction.

Finally, I confirm to you that in the course of negotiating the Loan Documents I worked principally with Mr./Ms.                    and neither he/she nor any other representative of the Bank, nor the lawyers for the Bank, made any representations to me that are inconsistent with the terms and provisions of the Loan Documents.

Director

Schedule 3.03

SCHEDULE OF REQUIRED CONSENTS AND

GOVERNMENTAL APPROVALS

Application Form for Income Tax Convention (Relief from Japanese Income Tax on Interest)

Schedule 3.04

SCHEDULE OF MATERIAL LITIGATION

Borrower is not party to any material litigation at this time.

Schedule 4.04

SCHEDULE OF EXISTING GUARANTIES

Borrower has no guaranties outstanding at this time.

Schedule 4.05

SCHEDULE OF EXISTING LIENS

Description of Debt	Lender
<Operating Lease>
Copier Lease	Ricoh Lease K.K.
Computer Equipment	Daiichi Lease K.K.
Telephone Equipment	Daiichi Lease K.K.
Delivery Equipment in Warehouse (Sagawa)	Daiichi Lease K.K.
Car Lease	GE Fleet Service Corporation
Car Lease	Toyota Rent-a-lease Tokyo K.K.

Schedule 4.10

SCHEDULE OF EXISTING INVESTMENTS

Borrower has no investments at this time.

Schedule 4.11

SCHEDULE OF EXISTING INDEBTEDNESS

Borrower has no thirty party indebtedness at this time.

Schedule 4.14

TRANSACTIONS WITH AFFILIATES

Shareholder	Capital Amount

Sidecastle Limited	JPY 10,000,000 (100%)

Lender	Total Outstanding as of 11/30/03

Ocular Sciences, Inc	JPY8	64,094,711
Precision Lens Manufacturing & Technology, Inc	JPY	2,182,852,106

Inter-company Product Purchases

Name	Address

Ocular Sciences, Inc	1855 Gateway Boulevard, Suite 700 Concord, California 94520 USA
Ocular Sciences Limited UK	Unit 10 The Quadrangle Abby Park Industrial Estate Romsey, Hampshire S051 9AQ United Kingdom

Schedule 5.01(a)

OCULAR SCIENCES K.K.

CERTIFICATE AS TO QUARTERLY FINANCIAL STATEMENTS

I,                              , [Director] of Ocular Sciences K.K., a Japanese corporation (the “Borrower”), hereby certify, pursuant to Section 5.01(a) of the Credit Agreement dated as of                      , 20     between the Borrower and Wells Fargo HSBC Trade Bank N.A. (the “Credit Agreement”) that:

1.(a)        The accompanying unaudited financial statements of the Borrower as at and for the quarterly accounting period ending                    , 20   , are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom described below that have been approved in writing by Messrs. , the Borrower’s current independent certified public accountants), the financial position of the Borrower as at the end of such quarterly period, and the results of operations for such quarterly period, and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments and the absence of auditor’s footnotes.

(b)           Except as disclosed or reflected in such financial statements, as at              , the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Borrower.

2.(a)        The changes in and departures from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by Messrs.                           .

(b)           Attached as Annex A are unaudited financial statements of the Borrower as at                                  and for the quarterly accounting period ending                     , 200    , which have been prepared in accordance with Generally Accepted Accounting Principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position of the Borrower as at the end of such quarterly period, and the results of operations for such quarterly period, and for the elapsed portion of the Fiscal Year ending with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments and the absence of auditor’s footnotes.]*

*                 Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.

3.             There follow the calculations required to establish whether or not the Borrower was in compliance with the following Sections of the Agreement:

(a)           Section 4.08.

(b)           Section 4.09.

4.             Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article 4, except the following:

5.             Capitalized term not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

[If none such exist, insert “None”; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Borrower with respect thereto.]

Dated:

OCULAR SCIENCES K.K.

Director

Schedule 5.01(b)

OCULAR SCIENCES K.K.

CERTIFICATE AS TO YEAR-END FINANCIAL STATEMENTS

I,                    , a Director of Ocular Sciences K.K., a Japanese corporation (the “Borrower”), hereby certify, pursuant to Section 5.01(b) of the Credit Agreement dated as of                            , 20    between the Borrower and Wells Fargo HSBC Trade Bank N.A. that:

1.(a)        The accompanying financial statements of the Borrower as at                              and for the [Fiscal Year] [12 months] ending                               , 20    , are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom described below, that have been approved in writing by Messrs.                  , the Borrower’s current independent certified public accountants), the financial position of the Borrower as at the end of such fiscal [year] [period], and the results of operations for such fiscal [year] [period], in each case on the basis presented.

(b)           Except as disclosed or reflected in such financial statements, as at                               , the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Borrower.

2.(a)        The changes in and departures from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by Messrs.                 .

[(b)          Attached as Annex A are unaudited financial statements of the Borrower as at                                      and for the [Fiscal Year] [12 months] ending                          , 20   , which have been prepared in accordance with Generally Accepted Accounting Principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position of the Borrower and as at the end of such fiscal [year] [period], and the results of operations for such fiscal [year] [period], in each case on the basis presented.]*

*                 Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.

3.             There follow the calculations required to establish whether or not the Borrower was in compliance with the following Sections of the Agreement:*

(a)           Section 4.08.

(b)           Section 4.09.

4.             Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article 4, except the following:

[If none such exist, insert “None”; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Borrower with respect thereto.]

5.             Capitalized terms not defined herein shall have the meaning ascribed to such terms in  the Credit Agreement.

OCULAR SCIENCES K.K.

By
Name:
Title:

*                 The calculations should be made in the same manner and with the same degree of detail as the calculations set forth in the certificate delivered by the Borrower pursuant to Section 2.01(h).

Schedule 5.02(a)

SCHEDULE OF HISTORICAL FINANCIAL INFORMATION

EXHIBIT A

OCULAR SCIENCES K.K.

PROMISSORY NOTE

San Francisco, California

                     ,

FOR VALUE RECEIVED, Ocular Sciences K.K. (the “Borrower”) hereby promises to pay to the order of Wells Fargo HSBC Trade Bank N.A. (the “Bank”) the principal amount of the Japanese yen equivalent (determined as provided in the Credit Agreement referred to below) Thirteen Million Dollars ($15,000,000), or, if less, the principal amount of the Loans outstanding, on the dates and in the amounts specified in Section 1.04 of the Credit Agreement referred to below, and to pay interest on such principal amount on the dates and at the rates specified in Section 1.03 of such Credit Agreement. All payments due the Bank hereunder shall be made to the Bank at the place, in the type of money and funds and in the manner specified in Section 1.09 of such Credit Agreement.

Each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan and each payment with respect thereto.

Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

This Note evidences Loans made under, and is entitled to the benefits of, the Credit Agreement, dated as of even date herewith between the Borrower and the Bank, as the same may be amended from time to time. Reference is made to such Credit Agreement, as so amended, for provisions relating to the prepayment and the acceleration of the maturity hereof. This Note is also entitled to the benefits of the Guaranty Agreement,.

This Note shall be construed in accordance with and governed by the law of the State of California (without giving effect to its choice of law principles).

OCULAR SCIENCES K.K.

By
Name:
Title:

GRID

PROMISSORY NOTE

Date	Amount of Loan	Amount of Principal Paid,	Unpaid Principal Amount of Note	Notation Made By

EXHIBIT B

FORM OF SECOND AMENDMENT

TO THE PARENT CREDIT AGREEMENT

EXHIBIT C

FORM OF THIRD AMENDMENT

TO THE PARENT CREDIT AGREEMENT